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                                    EXHIBIT I


                             JOINT FILING AGREEMENT





         The undersigned each hereby agree that the amendment to Schedule 13D filed herewith, relating to the Common Stock, Par Value $1.00 per share, of Southside Bancshares Corp., is filed on behalf of each of the undersigned.



/s/ Thomas M. Teschner                               Dated:  October 28, 1999
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Thomas M. Teschner


/s/ Howard F. Etling                                 Dated:  October 28, 1999
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Howard F. Etling